Exhibit 99

U.S. Xpress Announces Realignment Plan
Chattanooga, Tenn. – September 7, 2022 – U.S. Xpress Enterprises, Inc. (NYSE: USX) today announced a realignment plan focused on improving operating profitability and cash flow as well as reducing balance sheet leverage.
Highlights
•	The Company’s realignment plan is primarily focused on improving its Over-the-road (OTR) operations with limited impact to its Dedicated and Brokerage businesses
•	Total costs expected to be reduced by approximately $25.0 million on an annualized basis beginning in the fourth quarter of 2022 based on actions already taken
•
Disciplined capital allocation program designed to reduce overall debt levels through a combination of trade cycle management, reduction of IT development costs, and sale proceeds from non-core real estate holdings, driving enhanced cash flow generation in 2023

Company Comments
“Today's announcement is in the long-term best interests of U.S. Xpress. Our vision to build a digitally enabled OTR fleet was ambitious and achieved certain successes, but with the freight market softening, it is important that we right size our cost structure for the current environment to protect our corporate health, our commitments to our customers, and our stockholders’ investment," said Eric Fuller, President & CEO. "The investments we made in our digital enablement initiatives over the last few years will be incorporated into our newly realigned divisions. Our business will comprise two divisions: Dedicated and Highway Services. Dedicated will continue to operate as it does currently, while Highway Services will encompass our legacy OTR, Variant, and Brokerage operations. We believe this model will allow for the optimal allocation of all available OTR freight across Company and third-party capacity, allowing selectivity for our assets while providing additional capacity for our customers."
Organizational Realignment
Justin Harness will lead both the operational and commercial functions of the OTR and Brokerage businesses, serving as President of Highway Services.
Brandon Danneffel who most recently served as Senior Vice President of Brokerage, will replace Mr. Harness, as the President of Dedicated. Prior to joining U.S. Xpress, Mr. Danneffel worked at Whirlpool Corporation where he held roles of increasing responsibility across operations, merchandising, sales, and marketing.
Mr. Fuller commented, "Justin led the turnaround of our Dedicated division over the last year and a half and will assume overall responsibility for the newly created Highway Services division. We believe Brandon’s experience will be invaluable in the Dedicated division, where strong performance requires close partnerships with customers. The priorities of our Dedicated and Brokerage businesses will not change with today's announcement."

Mr. Fuller noted, “Our goal is to make the realignment as seamless as possible for our customers and professional drivers. We are focused on improving capacity, cost and service levels for our customers, and our realignment plans are not anticipated to impact the ability of our professional drivers to service our customers. Behind the scenes, we expect to gain benefits from improved network planning as well as more effectively allocating freight between Company and third-party assets and the cost reduction measures, we are undertaking."
Financial Impact
As part of the realignment plan, the Company has identified significant personnel efficiencies as a result of eliminating organizational overlaps and duplicative functions. In total, these efficiencies are expected to reduce annualized wage costs by approximately $20.0 million beginning in the fourth quarter of 2022. The Company expects to incur severance related charges due to this workforce reduction initiative of $0.6 million in its third quarter financial results.
In connection with this workforce reduction initiative and the ongoing impact of remote work, the Company is undergoing a real estate footprint rationalization focused on divestitures of non-core real estate holdings. During the third quarter, the Company terminated the lease agreement for its Atlanta office and expects to incur a charge of $1.2 million related to this action in its third quarter financial results. The Company expects to generate annualized savings of approximately $2.0 million from the lease termination beginning in the fourth quarter. The Company is reviewing additional divestiture opportunities in its real estate portfolio with the intent to use any proceeds from these divestitures to pay down outstanding debt.
Finally, the Company has eliminated approximately $3.0 million in additional annualized costs from all other areas of the business. In total, with the combination of personnel savings, savings from the real estate consolidation, and other cost reductions just mentioned, the Company has eliminated approximately $25.0 million in annualized costs.
Liquidity Update
The Company’s liquidity (cash balances plus availability under the Company’s revolving credit facility) remains strong, at greater than $135.0 million as of August 31, 2022, and the Company expects its liquidity to improve over the balance of the year.
Guidance
The Company is experiencing an increase in insurance and claims expense as claim settlements have accelerated and courts work to clear the backlog of cases which were delayed during the pandemic. Based on the quarter-to-date, the Company expects approximately $15.0 million in additional insurance and claims expense, primarily driven by one large claim, in its third quarter financial results as compared to its 2022 second quarter financial results.

The Company continues to expect capital expenditures, net of proceeds to be approximately $150.0 million for 2022. However, the Company is targeting net capital expenditures of less than $100 million for 2023 as it implements a revised trade cycle management initiative and reduces software development costs. The 2023 net capital expenditure expectation assumes scheduled deliveries and trades for the balance of 2022 remain on schedule.
The Company continues to expect $18 million of interest expense for the full year 2022.
Conference Call Information
The Company plans to host a conference call and simultaneous webcast at 8:30 a.m. ET tomorrow morning (September 8, 2022) to discuss its realignment plans in more detail. The conference call can be accessed live by dialing 1-877-423-9813 or, for international callers, 1-201-689-8573 and asking to be joined to the US Xpress Realignment Plan conference call. The simultaneous webcast can be accessed on the Investor Relations website at investor.usxpress.com.
Forward-Looking Statements
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” “strategy,” “optimistic,” “will,” “could,” “should,” “may,” “focus,” “seek,” “potential,” “continue,” “goal,” “target,” “objective,” derivations thereof, and similar terms and phrases.  In this press release, such statements may include, but are not limited to, statements in the "Guidance" section, statements regarding cost reductions, capital allocation, division realignment, anticipated efficiencies from such realignment, severance costs, lease termination costs, future divestitures of real estate and the use of proceeds therefrom, and any other statements concerning: any projections of earnings, revenues, cash flows, capital expenditures, compliance with financial covenants, or other financial items; any statement of plans, strategies, or objectives for future operations; any statements regarding future economic or industry conditions or performance; and any statements of belief and any statements of assumptions underlying any of the foregoing. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: general economic conditions, including inflation and consumer spending; political conditions and regulations, including future changes thereto; changes in tax laws or in their interpretations and changes in tax rates; future insurance and claims experience, including adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; impact of pending or future legal proceedings; future market for used revenue equipment and real estate; future revenue equipment prices and availability; future capital expenditures, including equipment purchasing and leasing plans and equipment turnover (including expected trade-ins); fleet age; future depreciation and amortization; changes in management’s estimates of the need for new tractors and trailers; future ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreement; freight environment, including freight demand, rates, capacity, and volumes; future asset utilization; loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified professional drivers and independent contractors; independent contractors we contract could be deemed by regulators or the judicial process to be employees; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, intermodal, and brokerage (including digital brokerage) competitors; changes in regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers; safety-related evaluations and rankings under the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program; increasing attention on environmental, social and governance matters; future safety performance; our ability to reduce, or control increases in, operating costs; future third-party service provider relationships and availability; execution of the Company’s current business strategy or changes in the Company’s business strategy; the ability of the Company’s infrastructure to support future organic or inorganic growth; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to adapt to changing market conditions and technologies, including the future use of autonomous tractors; disruptions to our information technology; the cost of and our ability to effectively and efficiently implement technology initiatives; costs, diversion of management’s attention, and potential payments made in connection with the multiple class action lawsuits a stockholder derivative lawsuit arising out of our IPO;  credit, reputational and relationship risks of certain of our current and former equity investments; the dual class structure of our common stock has the effect of concentrating voting control with certain members of the Fuller and Quinn families, which limits or precludes the ability of other stockholders to influence corporate matters; our ability to maintain effective internal controls without material weaknesses; and the impact of the recent coronavirus outbreak or other similar outbreaks. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

About U.S. Xpress
Through its subsidiaries, U.S. Xpress Enterprises, Inc. offers customers over-the-road, dedicated, and brokerage services. Founded in 1985, the Company utilizes a combination of smart technology, a modern fleet of tractors and a network of highly trained, professional drivers to efficiently move freight for a wide variety of customers. U.S. Xpress implements a range of digital initiatives and technology to drive innovation in the industry, streamline the value chain for customers and improve the overall driver experience.
#     #     #
Investor Contact
Matt Garvie
Vice President, Investor Relations
(423)-633-7153
mgarvie@usxpress.com
Back to Form 8-K

4